                                                                  EXHIBIT 10(c)

                                 PROMISSORY NOTE

$125,000.00                                                      March 3, 1999
                                                          San Diego, California

1. FOR VALUE RECEIVED, the undersigned maker promises to pay Alliance Pharmaceutical Corp. ("Alliance"), at 3040 Science Park Road, San Diego, California, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000) with interest on the unpaid principal at the rate of seven and three-quarters percent (7.75%) per annum during the time such principal remains outstanding.

2. Provided maker remains employed with Alliance, on each of March 15, 2000 and March 15, 2001, Alliance shall forgive $41,000 of outstanding principal and all accrued interest under this Note, and all remaining principal and accrued interest shall be forgiven on March 15, 2002. Notwithstanding the foregoing, in the event the undersigned's employment with Alliance is terminated for any reason, the entire outstanding balance of principal and interest at the time of termination shall be paid in full within ninety (90) days of such termination. Maker hereby authorizes Alliance to deduct any payments on this Note, scheduled or otherwise, from maker's earnings from Alliance at any time.

3. This Note may be prepaid in whole or in part at any time without penalty or premium, provided that each such prepayment shall be applied first to accrued interest.

4. Maker's spouse hereby acknowledges that she will benefit from the proceeds of this loan, and agrees to the terms of this Note.

5. The maker of this Note and maker's spouse hereby waive presentment, demand, protest or notice of any kind, and agree to reimburse Alliance for any costs or expenses of collection or enforcement (including attorney's fees) of this Note.

6. Maker and maker's spouse hereby agree to execute and deliver a deed of trust on any real property of maker, including maker's residence, granting a lien on such property to secure the repayment of this Note at any time.

7. This Note shall be construed in accordance with and governed by the laws of the State of California.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date set forth above.

                                            Maker's Spouse


/s/ DR. ARTEMIOS B. VASSOS                  /s/ KATHLEEN FRAZIER
-----------------------------------         ---------------------------------
Dr. Artemios B. Vassos                      Kathleen Frazier